As filed with the Securities and Exchange Commission on February 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Carlsmed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1081863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1800 Aston Ave, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip code)

Carlsmed, Inc. 2025 Equity Incentive Plan

Carlsmed, Inc. 2025 Employee Stock Purchase Plan

(Full title of the plan)

Michael Cordonnier

Chairman, Chief Executive Officer, President and Co-Founder

Carlsmed, Inc.

1800 Aston Ave, Suite 100

Carlsbad, California 92008

(Name and address of agent for service)

(760) 766-1923

(Telephone number, including area code, of agent for service)

Copies to:

H. Thomas Felix

R. John Hensley

James M. Krenn

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 200

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

This Registration Statement is filed by Carlsmed, Inc. (the “Registrant”) for the purpose of registering (i) 1,333,212 additional shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”) available for issuance under the Carlsmed, Inc. 2025 Equity Incentive Plan (the “Plan”) pursuant to the “evergreen” provision of the Plan and (ii) 266,642 additional shares of Common Stock available for sale and issuance under the Carlsmed, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”) pursuant to the “evergreen” provision of the ESPP. The “evergreen” provisions of the Plan and the ESPP provide that the maximum amount of shares of Common Stock authorized under the Plan and the ESPP will be increased on January 1 of each year by a number equal to five percent (5%) and one percent (1%), respectively, of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File No. 333-288915) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 24, 2025 relating to the Plan and the ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 24, 2025 (File No. 001-42756)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated July 24, 2025 (File No. 001-42756)).

4.3#	2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2025 (File No. 001-42756)).

4.4#	2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2025 (File No. 001-42756).

4.5#	Form of Option Award Agreement under the 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-288339)).

4.6#	Form of RSU Award Agreement under the 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-288339)).

4.7#

Form of PSU Award Agreement under the 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant's Annual Report on Form 10-K filed on February 25, 2026 (File No. 001-42756).

5.1*	Opinion of Morrison & Foerster LLP.

23.1*	Consent of Independent Registered Accounting Firm.

23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State California, on the 25th day of February, 2026.

Carlsmed, Inc.

By:	/s/ Michael Cordonnier
Michael Cordonnier
Chief Executive Officer, President and Co-Founder
Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Cordonnier and Leonard Greenstein and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Cordonnier Michael Cordonnier	Chairman, Chief Executive Officer, President and Co-Founder (Principal Executive Officer)	February 25, 2026

/s/ Leonard Greenstein Leonard Greenstein	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2026

/s/ Kevin O‘Boyle Kevin O‘Boyle	Director	February 25, 2026

/s/ Niall Casey Niall Casey	Director	February 25, 2026

/s/ Robert Mittendorff Robert Mittendorff	Director	February 25, 2026

/s/ Jonathan Root Jonathan Root	Director	February 25, 2026

/s/ Kevin Sidow Kevin Sidow	Director	February 25, 2026

/s/ Philip Young Philip Young	Director	February 25, 2026